EXHIBIT 23.3

Exhibit 23.3

Garb Grubbs Harris & Associates, Inc.
International Petroleum Consultants
5310 Harvest Hill road, Suite 160
Dallas, Texas 75230-5805

September 10, 2001
CONSENT OF EXPERT

Ms. Debra Valice
Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027
Dear Ms. Valice:

Garb Grubbs Harris & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our reserve report dated December 31, 2000, and to all references to our firm included therein.

Garb Grubbs Harris & Associates, Inc.
By:	/s/ Ronald L. Grubbs
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Name:	Ronald L. Grubbs
Title:	Chief Executive Officer

Dallas, Texas

September 10, 2001